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                                                                   EXHIBIT 23.12


                          CONSENT OF DIRECTOR NOMINEE


     I hereby consent to be named in the Registration Statement on Form S-4 of Saratoga Resources, Inc. as a person who is about to become a director of Saratoga Resources, Inc. if the mergers described therein are consummated.




Dated: July 15, 1999


                                          /s/ David A. Durfee
                                          -------------------------------------
                                          Name: David A. Durfee